EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CIT Group Inc. of our report dated May 9, 2002, relating to the Balance Sheet of CIT Group Inc. (Del), which report appears in the Current Report on Form 8-K of CIT Group Inc. dated July 10, 2002.

 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
July 24, 2002